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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into Charles E. Smith Residential Realty, Inc's previously filed Registration Statement File No. 33-82382, Registration Statement File No. 33-93986, Registration Statement File No. 33-80835, Registration Statement File No. 333-340, Registration Statement File No. 333-8129 and Registration Statement File No. 333-17053.


                                       /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP

Washington, D.C.
January 21, 1997